Exhibit 20.1

Nissan Auto Lease Trust 2004-A

Settlement Statement

for Month Ended November 30, 2004
Collection Period Start		1-Nov-04	Distribution Date	15-Dec-04
Collection Period End		30-Nov-04	30/360 Days	30
Beg. of Interest Period		15-Nov-04	Actual/360 Days	30
End of Interest Period		15-Dec-04

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,680,098,819.60	1,622,316,069.47	1,592,319,596.60	0.9477535
Total Securities		1,680,098,819.60	1,622,316,069.47	1,592,319,596.60	0.9477535
Class A-1 Notes	2.105630%	265,000,000.00	207,217,249.87	177,220,777.00	0.6687576
Class A-2 Notes	2.550000%	260,000,000.00	260,000,000.00	260,000,000.00	1.0000000
Class A-3 Notes	2.900000%	357,000,000.00	357,000,000.00	357,000,000.00	1.0000000
Class A-4a Notes	2.170000%	488,000,000.00	488,000,000.00	488,000,000.00	1.0000000
Class A-4b Notes	3.180000%	100,000,000.00	100,000,000.00	100,000,000.00	1.0000000
Certificates	0.000000%	210,098,819.60	210,098,819.60	210,098,819.60	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	29,996,472.87	363,602.38	113.1942372	1.3720845
Class A-2 Notes	0.00	552,500.00	0.0000000	2.1250000
Class A-3 Notes	0.00	862,750.00	0.0000000	2.4166667
Class A-4a Notes	0.00	882,466.67	0.0000000	1.8083333
Class A-4b	0.00	265,000.00	0.0000000	2.6500000
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	29,996,472.87	2,926,319.05

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal							20,919,326.01
Monthly Interest							6,281,838.17
Total Monthly Payments							27,201,164.18

Interest Rate Cap Payments							0.00

Advances:
Aggregate Monthly Payment Advances							1,406,153.83
Aggregate Sales Proceeds Advance							812,499.86
Total Advances							2,218,653.69

Vehicle Disposition Proceeds:
Reallocation Payments							1,041,340.08
Repurchase Payments							0.00
Net Auction Proceeds							0.00
Recoveries							0.00
Net Liquidation Proceeds							5,874,703.07
Excess Wear and Tear and Excess Mileage							2,647.56
Remaining Payoffs							0.00
Net Insurance Proceeds							857,613.85
Residual Value Surplus							1,149.03
Total Collections							37,197,271.46

II. COLLATERAL POOL BALANCE DATA
			Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period			70,303	1,656,828,431.03	4.50000%	1,622,316,069.47
Total Depreciation Received				(20,999,489.06)		(21,133,898.16)
Principal Amount of Gross Losses			(78)	(2,045,947.25)		(2,065,917.99)
Repurchase / Reallocation			0	0.00		0.00
Early Terminations			(8)	(143,124.32)		(132,239.46)
Scheduled Terminations			(273)	(6,600,229.84)		(6,664,417.26)
Pool Balance - End of Period			69,944	1,627,039,640.56	4.50000%	1,592,319,596.60

III. DISTRIBUTIONS

Total Collections							37,197,271.46
Reserve Amounts Available for Distribution							0.00
Total Available for Distribution							37,197,271.46

1. Amounts due Indenture Trustee as Compensation or Indemnity							0.00
2. Reimbursement of Payment Advance							1,235,242.53
3. Reimbursement of Sales Proceeds Advance							409,186.50
4. Servicing Fee:
Servicing Fee Due							1,351,930.06
Servicing Fee Paid							1,351,930.06
Servicing Fee Shortfall							0.00
Total Trustee, Advances and Servicing Fee Paid							2,996,359.09

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall							0.00
Class A-1 Notes Interest on Interest Carryover Shortfall							0.00
Class A-1 Notes Monthly Available Interest Distribution Amount							363,602.38

Class A-1 Notes Monthly Interest Paid							363,602.38
Chg in Class A-1 Notes Int. Carryover Shortfall							0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall							0.00
Class A-2 Notes Interest on Interest Carryover Shortfall							0.00
Class A-2 Notes Monthly Available Interest Distribution Amount							552,500.00

Class A-2 Notes Monthly Interest Paid							552,500.00
Chg in Class A-2 Notes Int. Carryover Shortfall							0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall							0.00
Class A-3 Notes Interest on Interest Carryover Shortfall							0.00
Class A-3 Notes Monthly Available Interest Distribution Amount							862,750.00

Class A-3 Notes Monthly Interest Paid							862,750.00
Chg in Class A-3a Notes Int. Carryover Shortfall							0.00
							0.00
Class A-4 Monthly Interest
Class A-4a Notes Interest Carryover Shortfall							0.00
Class A-4a Notes Interest on Interest Carryover Shortfall							0.00
Class A-4a Notes Monthly Available Interest Distribution Amount							882,466.67

Class A-4a Notes Monthly Interest Paid							882,466.67
Chg in Class A-4a Notes Int. Carryover Shortfall							0.00

Class A-4b Notes Interest Carryover Shortfall							0.00
Class A-4b Notes Interest on Interest Carryover Shortfall							0.00
Class A-4b Notes Monthly Available Interest Distribution Amount							265,000.00

Class A-4b Notes Monthly Interest Paid							265,000.00
Chg in Class A-4b Notes Int. Carryover Shortfall							0.00
							0.00
Certificate Monthly Interest
Certificate Interest Carryover Shortfall							0.00
Certificate Interest on Interest Carryover Shortfall							0.00
Certificate Monthly Available Interest Distribution Amount							0.00

Certificate Monthly Interest Paid							0.00
Chg in Certificate Int. Carryover Shortfall							0.00
							0.00
Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due							2,926,319.05
Total Note and Certificate Monthly Interest Paid							2,926,319.05
Total Note and Certificate Interest Carryover Shortfall							0.00
Chg in Total Note and Certificate Int. Carryover Shortfall							0.00

Total Available for Principal Distribution							31,274,593.32

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes							29,996,472.87

Total Class A Noteholders' Principal Carryover Shortfall							0.00
Total Class A Noteholders' Principal Distributable Amount							29,996,472.87
Chg in Total Class A Noteholders' Principal Carryover Shortfall							0.00
							0.00
							0.00
7. Total Monthly Principal Paid on the Certificates							0.00

Total Certificateholders' Principal Carryover Shortfall							0.00
Total Certificateholders' Principal Distributable Amount							0.00
Chg in Total Certificateholders' Principal Carryover Shortfall							0.00
							0.00
Remaining Available Collections							1,278,120.45

IV. RESERVE ACCOUNT

Initial Reserve Account Amount							25,201,482.29
Required Reserve Account Amount							50,402,964.59
Beginning Reserve Account Balance							35,044,151.19
Reinvestment Income for the Period							77,423.18
Reserve Fund Available for Distribution							35,121,574.37
Reserve Fund Draw Amount							0.00
Deposit of Remaining Available Collections							1,278,120.45
Gross Reserve Account Balance							36,399,694.82
Remaining Available Collections Released to Seller							0.00
Ending Reserve Account Balance							36,399,694.82

V. POOL STATISTICS

Weighted Average Remaining Maturity							29.73
Monthly Prepayment Speed							11.000%
Lifetime Prepayment Speed							-81.000%

						$	units
Recoveries of Defaulted and Casualty Receivables						1,247,038.33
Securitization Value of Defaulted Receivables and Casualty Receivables						2,065,917.99	78
Aggregate Defaulted and Casualty Gain (Loss)						(818,879.66)
Pool Balance at Beginning of Collection Period						1,622,316,069.47
Net Loss Ratio						-0.0505%

Cumulative Net Losses for all Periods						0.1419%	2,384,346.08

Delinquent Receivables:						Amount	Number
31-60 Days Delinquent						15,421,163.08	635
61-90 Days Delinquent						2,591,597.70	100
91-120+ Days Delinquent						550,667.26	20
Total Delinquent Receivables:						18,563,428.04	755
60+ Days Delinquencies as Percentage of Receivables						0.19%

Aggregate Sales Performance of Auctioned Vehicles						$	units
Sales Proceeds						624,813.00	34
Securitization Value						751,612.82
Aggregate Residual Gain (Loss)						(126,799.82)

Cumulative Sales Performance of Auctioned Vehicles						$	units
Cumulative Sales Proceeds						1,050,814.00	58
Cumulative Securitization Value						1,282,339.38
Cumulative Residual Gain (Loss)						(231,525.38)

VI. Reconciliation of Advances

Beginning Balance of Residual Advance							597,331.62
Reimbursement of Outstanding Advance							409,186.50
Additional Advances for current period							812,499.86
Ending Balance of Residual Advance							1,000,644.98

Beginning Balance of Payment Advance							3,089,568.61
Reimbursement of Outstanding Payment Advance							1,235,242.53
Additional Payment Advances for current period							1,406,153.83
Ending Balance of Payment Advance							3,260,479.91